SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: July 18, 2002

(Date of earliest event reported)

US SEARCH.COM Inc.

(exact name of registrant as specified in its charter)

000-26149

Commission File Number

DELAWARE (State or other jurisdiction of incorporation or organization)	95-4504143 (I.R.S. Employer Identification No.)

5401 Beethoven Street

Los Angeles, CA 90066

(Address of Principal executive offices, including zip code)

(310) 302-6300

(Registrant’s telephone number, including area code)

Item 5. Other Events

On August 6, 2002, US SEARCH.com Inc., a Delaware corporation (“US SEARCH”), announced its second quarter earnings for fiscal year 2002, including a balance sheet giving effect, on a pro forma basis, to the conversion into common stock of the 8% Convertible Promissory Notes in the principal amount of $14.2 million.  A copy of US SEARCH’s press release announcing this information is attached as Exhibit 99.1 hereto and incorporated by reference herein. The press release filed as an exhibit to this report includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company’s business and other matters contained in the press release are “forward-looking” rather than “historic.” The press release also states that a more thorough discussion of certain factors which may affect the Company’s operating results is included, among other sections, under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as amended, on Form 10-K for the fiscal year ended December 31, 2001 and the Company’s Quarterly Report, as amended, on Form 10-Q for the quarterly period ended March 31, 2002, which are on file with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s website (http://www.sec.gov).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1 Press Release dated August 6, 2002.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

US SEARCH.com Inc.

Date: August 6, 2002	By: /s/ BRENT N. COHEN
Name: Brent N. Cohen
Title: Chief Executive Officer